EMPLOYMENT AND NONCOMPETITION AGREEMENT


     This Employment and Noncompetition Agreement (this "Agreement") is made this 26 day of February, 1997, between DT Industries, Inc., a Delaware corporation (the "Company"), and Eugene R. Haffely, an individual residing in the State of Ohio (the "Executive").

                                    RECITALS

     WHEREAS, the Executive desires employment with the Company and the Company desires to retain the benefit of the Executive's services to facilitate the conduct of the business and also desires to (i) keep confidential and secret all information regarding its operations and (ii) secure the Executive's agreement not to compete with the Company under the certain circumstances and for certain time periods described in this Agreement; and

     WHEREAS, the Executive understands the necessity of keeping the aforementioned information confidential and secret, recognizes the proprietary nature of such information, agrees not to compete with the Company under the certain circumstances and for the certain time periods specified in this Agreement and desires to be retained by the Company subject to the terms and conditions of this Agreement;

     NOW THEREFORE, in consideration of the mutual covenants, agreements and promises hereinafter set forth, and other good and valuable consideration the receipt of which is hereby agreed and acknowledged, the parties hereto agree as follows:

     1.   Definitions.

     The following terms when used in this Agreement have the meanings set forth below.

          a. "Affiliate" means any Person (as hereinafter defined) now or here-after controlling, controlled by, or under common control with another Person.

          b. "Area" means the State of Missouri, the State of Ohio, the states adjacent thereto, elsewhere in the United States, North America, the Western Hemisphere, Europe, Asia and the world.

          c. "Benefits" means Company paid healthcare benefits applicable to the Executive in accordance with the policies of the Company in effect from time to time.

          d. "Business" means any businesses or operations engaged in or proposed to be engaged in by the Company, Subsidiaries or any of their Affiliates throughout the Area.

          e. "Cause" means (i) the Executive breaches his fiduciary duties to the Company or the Subsidiaries, (ii) the Executive commits an act constituting intentional financial dishonesty against the Company, Subsidiaries, or any of their Affiliates, (iii) the Executive is convicted of a crime, (iv) the
Executive engages in misconduct causing material harm to the Company, Subsidiaries, or any of their Affiliates, or (v) the Executive engages in any other act which would otherwise constitute "cause" under the laws of the State of Missouri.

          f. "Person" means any individual, corporation, firm, partnership or other business entity.

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

          g. "Proprietary Information" means all information with respect to the conduct or details of the business and operations of the Company or its Subsidiaries including, without limitation, methods of operation, customers and customer lists, details of contracts with customers, consultants, suppliers or employees, products, proposed products, former products, proposed, pending or complete acquisitions of any company, division, product line or other business unit, prices and pricing policies, fees, costs, plans, designs, technology, inventions, trade secrets, know-how, software, marketing methods, policies, plans, personnel, suppliers, competitors, markets or other specialized information or proprietary matters of the Company or its Subsidiaries.

          h. "Subsidiary" means any corporation or other entity of which the Company directly or indirectly owns beneficially or of record fifty percent (50%) or more of (i) the outstanding shares of capital stock if such entity is a corporation or (ii) the outstanding ownership interests if such entity is not a corporation.


     2.   Employment.

     The Executive shall serve in such executive or managerial capacities as may be determined from time to time by the Board of Directors of the Company. The Company shall pay to the Executive, and the Executive shall accept from the Company in full payment for the Executive's services rendered to the Company hereunder an annual base compensation of $200,000. The Executive shall also be eligible to participate in bonus plans sponsored by the Company applicable to senior executives of the Company.

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

     3.   Nondisclosure.

          a. The Executive covenants and agrees that, at all times from and after the date hereof, except as required by law or by order of any court or government agency, he shall keep completely confidential and retain in strictest confidence and shall not, except with the express prior written consent of the Company, directly or indirectly disclose, communicate or divulge to any Person, or use for the benefit of any Person, any Proprietary Information. The restriction contained in the preceding sentence shall not apply to any Proprietary Information that (i) is a matter of public knowledge on the date of this Agreement, (ii) becomes a matter of public knowledge after the date of this Agreement from a source other than the Executive, or (iii) is later lawfully acquired by the Executive from sources other than the Company.

          b. All data, designs, drawings, blueprints, tracings, sketches, plans, layouts, specifications, models, programs, cards, tapes, disks, printouts, writings, manuals, guides, notes and any an all other memoranda, including without limitation any and all written information which may be or has been furnished to the Executive which may be produced, prepared or designed by the Executive in connection with his employment with the Company, shall be, become and remain the exclusive property of the Company. Upon the termination of the Executive's employment with the Company, all originals, copies and reprints in the Executive's possession, custody, or control shall be promptly surrendered and/or delivered to the Company, and the Executive shall thereafter make no further use, either directly or indirectly, of any such data, designs, drawings, blueprints, tracings, sketches, plans, layouts, specifications, models, programs, cards, tapes, disks, printouts, writings, manuals, guides, notes or other memoranda or written information, provided that the Executive shall not be obligated to deliver to the Company


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

or prohibited from using such written information as a matter of public knowledge on or prior to the date of the termination of his employment with the Company.


     4.   Disclosure.

          a. The Executive agrees to disclose in writing to the Company promptly and fully all works and property, including but not limited to all intellectual properties, ideas, inventions, discoveries, concepts, computer systems or programs, works, techniques, programs or any components or associated products thereof and all hardware and software inventions, products, improvements, innovations, discoveries and writings which are made, conceived, reduced to practice, developed, written, contributed to or prepared by the Executive during, or related in any manner whatsoever to, his employment with the Company or which result from or are suggested by any work the Executive may do in connection with his employment with the Company, whether or not patentable or copyrightable and whether made solely by the Executive or jointly with others, all of such works and property being hereinafter referred to in this Agreement as "Works and Property."

          b.  If  the  Executive includes in any written disclosure  required by
Section 4(a) a request that ownership of any Works and Property be transferred to him, the Company shall promptly determine, in its sole discretion, whether it elects to transfer its ownership of such Works and Property to the Executive and the terms and conditions, if any, of such transfer. If the Company elects in writing to transfer its ownership of any such Works and Property to the Executive and if the Executive complies with any terms and conditions specified

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

by the Company in connection with such transfer, the Executive shall thereafter have all right, title and interest to such transferred Works and Property.

          c. In the event that the Executive fails to disclose to the Company in writing any Works and Property, the Company shall retain complete right, title and interest in Works and Property as specified in Section 5(a).


     5.   Ownership of Works and Property.

     The Executive hereby agrees that:

          a. Except as provided in Section 4, all Works and Property shall unconditionally be, become and remain the sole and exclusive property of the Company forever;

          b. Pursuant to Sections 101 and 201 of the United States Copyright law, all Works and Property shall be "works made for hire," and all rights in such Works and Property shall belong entirely and exclusively to the Company and its successors and assigns forever, and the Company and its successors and assigns may make any use or non-use of such Works and Property throughout the world without any further obligations to the Executive;

          c. All Works and Property shall belong entirely and exclusively to the Company and its successors and assigns forever, and the Executive hereby grants and assigns forever to the Company all rights whatsoever that the Executive might have therein, and the Company may make any use or non-use of such Works and Property throughout the world without any further obligation to the Executive;

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

          d. The Executive will promptly execute, acknowledge and deliver all applications, oaths, declarations, and further documents and will provide such additional assistance as the Company or its counsel may deem necessary or desirable to evidence the Company's title to such Works and Property; and

          e.  In  performing duties or services for the Company  regarding Works and  Property,  the  Executive  will not  knowingly  infringe  upon the  rights,
including  but  not  limited  to  patent,  copyright,   trade  secret  or  other
proprietary rights, of any third party whatsoever.


     6.   Covenants Not to Compete.

          a. The Executive covenants and agrees that he will not at any time during his employment with the Company and thereafter for the applicable Post-Employment Restriction Period (as defined below in Section 7), except with the express prior written consent of the President of the Company, directly or indirectly, whether as employee, owner, partner, agent, director, officer, consultant, shareholder (except as the holder of not more than one percent (1%) of the outstanding shares of a corporation whose stock is listed on any national or regional securities exchange or reported by the Nasdaq Stock Market or any successor thereto) either (i) establish any Person that competes with the Company or the Subsidiaries, or (ii) be affiliated in any manner with any Person which engages in, the Business or proposes to engage in the Business within the Area (a "Competitor") in a manner which is competitive in any of his responsibilities, duties or activities with the Business. The parties further agree that if the Executive becomes affiliated or connected with any Competitor during either his employment with the Company or the Post-Employment Restriction Period, the Executive shall be obliged to

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

show by clear and convincing evidence that none of his duties, responsibilities or activities entail employment in a capacity which has been, is or is likely to become, competitive with the Business. The parties hereto agree that the covenant contained in clause (ii) of this Section 6(a) shall be construed as a series of separate covenants, one for each state or subdivision included in the Area and, except for geographic coverage, each separate covenant shall be deemed identical.

          b. The Executive covenants and agrees that he will not, at any time during his employment with the Company and for a period of three (3) years thereafter, except with the express prior written consent of the President of the Company, directly or indirectly: (i) solicit, divert or accept competitive business from or otherwise take away or interfere with any Person for whom the Company or any Subsidiary performed any services or to whom the Company or any Subsidiary sold products or whose business was being pursued by the Company or any Subsidiary during his employment with the Company or any Subsidiary and for the Post-Employment Restriction Period; (ii) solicit for employment or any similar arrangement any Person who is at such time an employee or independent contractor of the Company or any Subsidiary; or (iii) induce or attempt to induce any Person that is a supplier to the Company or any Subsidiary or, any distributor or seller of products for the Company or any Subsidiary to terminate or otherwise adversely change or cancel any written or oral agreement with such entity.

          c. The Executive further covenants and agrees that he will not for a period of three (3) years after the termination of his employment hereunder, except with the express prior written consent of the President of the Company, directly or indirectly, accept employment, be employed by or be a principal of any business or enterprise operating within the United States

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

which then employs or has as a principal or holder of any interest therein (except as the holder of not more than one percent (1%) of the outstanding shares of a corporation whose stock is listed on any national or regional securities exchange or reported by the Nasdaq Stock Market or any successor thereto) any individual who was previously employed in a managerial or executive position with the Company, Subsidiaries or any of their Affiliates, provided however, that this prohibition shall not be applicable if (i) such business or enterprise does not compete with the Company, Subsidiaries or any of their Affiliates, or (ii) (x) such business or enterprise engages in activities which do compete and other activities which do not compete with the Company, Subsidiaries or any of their Affiliates, (y) the Executive and the other individual who was previously employed by the Company, Subsidiaries or any of their Affiliates are employed by such business or enterprise in connection with activities which in no way compete with the Company, Subsidiaries or any of their Affiliates and (z) neither the Executive nor the other individual who was previously employed by the Company, Subsidiaries or any of their Affiliates is or proposes to be a principal of such business or enterprise.


     7.   Post-Employment Restriction Period; Additional Compensation.

     For the purposes of this Agreement, the applicable "Post-Employment Restriction Period" shall be determined as follows:

          a. If the Executive's employment with the Company or the Subsidiaries is terminated for Cause, the Post-Employment Restriction Period shall be a period of one (1) year commencing on the date of termination of such employment.

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

          b. If the Executive's employment with the Company or the Subsidiaries is terminated due to a Permanent Disability, the Post-Employment Restriction Period shall be a period of one (1) year commencing on the date of termination of such employment. For the purpose of this Section 7, the Executive has suffered a "Permanent Disability" if the Board of Directors of the Company or their designee reasonably determines that the Executive has been or will be unable, as a result of physical or mental illness or incapacity, to perform his duties to the Company or the Subsidiaries for a period of four (4) consecutive months or for an aggregate of more than six (6) months in any twelve-month period.

          c. If the Executive's employment with the Company or its Subsidiaries shall be terminated by the Company or such Subsidiary without Cause, or if the Executive terminates his employment within sixty (60) days after a substantial reduction in his duties, responsibilities or compensation, the Post-Employment Restriction Period shall be a period of one (1) year commencing on the date of termination of such employment; provided, that (i) during the Post-Employment Restriction Period the Company or the Subsidiary shall make monthly payments to the Executive and (ii) during the Benefits Period the Company or the Subsidiary shall provide to the Executive, the Benefits, as in effect on the date of termination of such employment, or the reasonable equivalent thereof, as determined by the Board of Directors of the Company in its sole discretion and business judgment. For the purposes of this section 7, "Benefits Period" means a period, commencing on the date that the Executive's employment with the Company and the Subsidiaries terminates and ending on the earlier of (a) the end of the initial Post-Employment Restriction Period and (b) the date that the Executive commences other employment or any consulting arrangement. The amount of the monthly payments shall be equal

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

to one-twelfth  (1/12) of the Executive's  annual base compensation as in effect
(i) on the date of his termination or (ii), in the case where the Executive has terminated his employment after a substantial reduction in his duties, responsibilities or compensation, immediately prior to his reduction of compensation, as the case may be, during the Benefits Period and 50% of such amount thereafter until the end of the initial Post-Employment Restriction Period determined by this Section 7.

          d. If the Executive terminates his employment with the Company and the Subsidiaries for any reason other than the Company substantially reducing his duties, responsibilities or compensation, within thirty (30) days of the date of such termination the Company shall have the option to designate an initial Post-Employment Restriction Period of six (6) months commencing on the date of termination which option is exercisable by notice given within thirty
(30) days after the date on which the Company receives notice of the Executive's termination of his employment. Thereafter, the Company shall have three (3) additional options to extend the Post-Employment Restriction Period for additional consecutive periods of six (6) months each, which options shall be exercisable at the times and in the manner set forth in this Section. If the initial Post-Employment Restriction Period is determined by subparagraphs (a),
(b) or (c) above, at the end of the initial Post-Employment Restriction Period the Company shall have two (2) options to extend the Post-Employment Restriction Period for additional consecutive periods of six (6) months each. The Company may exercise its additional options under this Section 7(d) by giving notice to the Executive of each such election at any time which is not less than thirty
(30) days prior to the expiration of the Post-Employment Restriction Period (as may have then been extended by prior exercise of an option pursuant to this
Section 7).

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

During any such extension of the Post-Employment Restriction Period, the Company shall make monthly payments to the Executive in an amount equal to one twelfth (1/12th) of the Executive's annual base compensation as in effect on the date of termination of his employment until the first full month in which the Executive has obtained other employment or any consulting arrangement and 50% of such amount thereafter. Notwithstanding any provision of this Section 7 to the contrary, the Post-Employment Restriction Period shall not be extended beyond a period of two (2) years without the consent of the Executive.

          e. During the Post-Employment Restriction Period (including any extensions thereof) the Executive shall give written notice to the Company within five (5) days of any change in his employment or in his duties, responsibilities or activities pursuant thereto. If the Executive voluntarily terminates his employment with the Company and the Subsidiaries, the Executive shall give written notice to the Company of any employment which the Executive at that time expects to be engaged in within the six-month period following his termination.

          f. Notwithstanding any other provision of this Section 7 to the contrary, the provisions of this Section 7 do not, and are not intended to, waive, disclaim or otherwise extinguish any rights of the Executive as an employee under any applicable federal, state or local statute or ordinance.


     8. No Right to Continued Employment. The Executive agrees that no pro-vision of this Agreement shall (i) give the Executive any right to be retained in the employ of the Company or any Subsidiary, (ii) affect the right of the Company or any Subsidiary to discharge

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the Executive at any time or (iii) affect the Executive's right to terminate his employment at any time.


     9. Acknowledgments. The Executive acknowledges that the term, the geographical areas of this Agreement and the scope of the restraints imposed by the Sections 3 and 6 of this Agreement are fair and reasonably required for the protection of the Company. Therefore, in addition to any other remedies which the Company may have under this Agreement or otherwise, the Company shall be entitled to apply to any court of competent jurisdiction for an injunction restraining the Executive from committing or continuing any violation of Sections 3 and 6 of this Agreement, and the Executive shall not object to such application except to litigate whether, in fact, he has violated Sections 3 and 6 of this Agreement.


     10. Remedies. The parties agree that it is impossible to measure in money the damages that will accrue to the Company by reason of the Executive's failure to perform his respective obligations under this Agreement, that such failure to perform will result in irreparable damage to the Company, and that specific performance of the Executive's obligations may therefore be obtained by suit in equity. Without limiting the generality of the foregoing sentence, the Company shall be entitled to an injunction from any court of competent jurisdiction restraining the Executive from committing or continuing any violations of Sections 3 and/or 6. The Executive will neither assert any claim nor any defense in any action or proceeding to enforce any provision hereof that the Company has or had an adequate remedy at law.


     11. Notice. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given

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when  delivered  or mailed by United  States  registered  mail,  return  receipt requests, postage prepaid, addressed as follows:

               If to the Executive:

               180  Southway Drive
               Dayton, Ohio  45440


               If to the Company:

               DT Industries, Inc.
               Corporate Centre, Suite 2-300
               1949 East Sunshine
               Springfield, Missouri  65804
               Attention:  Stephen J. Gore

or to such other address as either party may have furnished to the other party in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.


     12. Invalid or Unenforceable Provisions. In the event that any part of this Agreement shall be held to be unenforceable or invalid, the remaining parts thereof shall nevertheless continue to be valid and enforceable as though the invalid portions were not a part hereof. In the event that any of the provisions of this Agreement relating to the character, period or geographic scope of restriction shall be deemed to exceed the character of restriction, period of time or geographic scope which a court of competent jurisdiction would deem enforceable, the character of the restriction, period of time and geographic scope shall, for purposes of this Agreement, be deemed to be the character scope which a court of competent jurisdiction would deem valid and enforceable in any state in which such court of competent jurisdiction shall be convened.

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     13.  Benefit and Burden.  This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective personal or legal representatives, successors and assigns.


     14. Indemnification. The Executive agrees to save and hold the Company harmless from and against any claim, loss or damage whatsoever (including reasonable attorneys' fee) arising out of the breach by the Executive of his obligations under this Agreement. The foregoing shall be in addition to, and not in limitation of, any rights the Company may have against the Executive arising in connection with this Agreement.


     15. No Conflicts. The Executive represents that there is no conflict between the duties that he is required to perform pursuant to this Agreement, and the duties that he is required to perform pursuant to any other contract, agreement, arrangement or understanding to which he is a party or to any rule, regulation, directive, order or law to which he is subject.


     16. Modifications. No change or modification of this Agreement shall be valid unless the same is in writing and signed by all the parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom it is sought to be enforced. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same or other conditions, promises, agreements or understandings at a future time.


     17. Entire Agreement. This Agreement contains all of the promises, agreements, conditions, understandings, warranties and representations between the parties hereto with

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

respect to the subject matter of this Agreement. This Agreement is, and is intended by the parties to be, an integration of any and all prior agreements or understandings, oral or written, with respect to the subject matter hereof and supersedes and replaces in their entity any prior employment agreements between the Executive and the Company.


     18. Governing Law. This Agreement, including, without limitation, the interpretation, construction, validity and enforceability thereof, shall be construed and enforced in accordance with and governed by the laws of the State of Missouri, without regard to such jurisdiction's conflict of laws principles.


     19. Forum Selection And Consent to Jurisdiction. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of Missouri in Greene County or any United States Federal Court sitting in the District of Missouri, and, by the execution and delivery of this Agreement, the Company and the Executive hereby irrevocably accepts for himself or itself and in respect of any of his or its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Company and the Executive further irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by hand delivery or by registered or certified mail, postage prepaid, to the Company or the Executive at the addresses described in Section 11 of this Agreement, such service to become effective ten (10) days after hand delivery or fifteen (15) days after such mailing. The Company and the Executive hereby irrevocably waive to the fullest extent they may effectively do so, any objection they may have to venue and the defense of an inconvenient forum to the maintenance of such actions or proceedings.

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

     20. Headings. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement.


     21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. Any such counterpart may be executed by facsimile signature with only verbal confirmation, and when so executed and delivered shall be deemed an original and such counterpart(s) together shall constitute only one original.


          [The balance of this page has been intentionally left blank.]


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

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                        Company:

                                        DT INDUSTRIES, INC.


                                        By: /s/ Stephen J. Gore
                                        ----------------------------------------
                                           Stephen J. Gore
                                           President and Chief Executive Officer



                                        Executive:


                                        /s/ E. R. Haffely
                                        ----------------------------------------
                                        Eugene R. Haffely



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